Exhibit 99.1

EndoChoice Announces Second Quarter 2015 Financial Results
Imaging revenue up 77% year-over-year
Alpharetta, GA, August 6, 2015 /PRNewswire/ -- EndoChoice Holdings, Inc. (NYSE: GI) announced today financial results for the second quarter 2015.
Highlights

•	Total revenue of $18.6 million, up 27% year-over-year, before currency impact

•	Shipped 27 Fuse® systems; 86 systems installed since launched

•	Completed initial public offering, raising $94.5 million in net proceeds to fund commercial expansion; refinanced and expanded debt facility

•	Guidance provided for 2015
Mark Gilreath, Founder and Chief Executive Officer of EndoChoice, said, “We delivered strong results in the second quarter, with total revenue growth of 27% in constant currency and good progress on our strategic initiatives. This was highlighted by the shipment of 27 Fuse systems in the quarter, with good balance across U.S. and international geographies. Our sales force is driving Fuse adoption, achieving head-to-head wins against larger competitors by leveraging its unique 330 degree field of view and clinically demonstrated ability to detect 69% more pre-cancerous polyps. We now have a global installed base of 86 systems and have a deep pipeline of leads with a high level of interest from practices interested in the technology. We also continue to see strong adoption of our single-use products and pathology services by Fuse customers. Looking forward, we expect to continue ramping Fuse sales, contributing to full year 2015 revenues of between $73 million and $76 million.”
David Gill, Chief Financial Officer of EndoChoice, said, “In June, we completed our IPO, a significant milestone for the Company that provided $94.5 million in growth capital. We followed this with a refinancing of our debt, lowering our overall cost of capital and expanding our borrowing capacity. Together, we intend to leverage these additional resources to further drive the global commercial adoption of the EndoChoice platform, including the anticipated expansion of our North American sales team by at least 20 reps by year end. We will also invest in broadening our platform of GI products and services to best serve the GI caregiver.”
Financial Review
Total revenue for the second quarter 2015 was $18.6 million, compared to $15.1 million the second quarter 2014, an increase of 24% as reported and an increase of 27% on a constant currency basis. Foreign currency exchange rates negatively impacted second quarter 2015 reported revenue by $472,000. Second quarter 2015 revenue growth was driven by strong Fuse system shipments and increased single use product and pathology revenues. Second quarter 2015 total revenue consisted of $6.1 million of Imaging revenue, $9.2 million of Single-Use Product revenue, and $3.3 million of Pathology revenue. This compares to second quarter 2014 total revenue, which consisted of $3.4 million of Imaging revenue, $8.6 million of Single-Use Product revenue, and $3.1 million of Pathology revenue.
Gross profit was $6.5 million, or 35% of revenue, for the second quarter 2015, compared to gross profit of $5.3 million, or 35% of revenue, for the second quarter 2014. On a sequential basis, gross margin improved 2% from 33% in the first quarter 2015. Operating expenses for the second quarter 2015 were $21.4 million, compared to $17.9 million for the second quarter 2014, driven by increased non-cash stock compensation expense triggered by the Company’s corporate conversion associated with its initial public offering.

Net loss for the second quarter 2015 was $19.5 million, or $1.01 per share, compared to a net loss of $13.7 million for the second quarter 2014, or $1.13 per share. The net loss increase was due to one-time charges, including $3.5 million in non-cash stock compensation expense, $407,000 in mark-to-market adjustments on outstanding warrants and a $2.3 million loss on early extinguishment of debt. Weighted average basic shares outstanding were 19.3 million for the second quarter 2015.
On a non-GAAP basis, the Company reported Adjusted EBITDA of ($9.6) million, or (51%) of revenue, for the second quarter 2015, compared to ($10.5) million, or (69%) of revenue, for the second quarter 2014.
Cash and cash equivalents were $118.5 million as of June 30, 2015. In June, the Company completed its IPO and received aggregate net proceeds of approximately $94.5 million, after deducting underwriting discounts and commissions and estimated offering expenses. In addition on June 30, 2015 the Company refinanced its outstanding debt and closed on a new $58 million senior secured credit facility which lowers the cost of capital and conserves cash over the next three years.
Financial Guidance
The Company is providing financial guidance for full year 2015, as follows:

•	Total revenue in the range of $73 million to $76 million

•	Gross margin in the range of 35% to 36%

•	Operating expenses in the range of $75 million to $77 million

•	Net loss in the range of ($57) million to ($60) million, or ($2.70) to ($2.85) per share, assuming 21,045,000 weighted average shares outstanding for the year

•	Adjusted EBITDA in the range of ($36) million to ($37) million
Additional information regarding EndoChoice's results can be found by visiting the Investor Relations section of EndoChoice's website at http://investor.endochoice.com.
Conference Call
EndoChoice will hold a conference call on Thursday, August 6, 2015 at 9:00 a.m. ET to discuss the results. The dial-in numbers are (866) 807-9684 for domestic callers and (412) 317-5415 for international callers. A live webcast of the conference call will be available on the investor relations section of the Company's website at http://investor.endochoice.com.
A replay of the call will be available starting on August 6, 2015 through August 14, 2015. To access the replay, dial (877) 344-7529 for domestic and (412) 317-0088 for international callers, with the replay access code 10067875. The webcast replay will be available in the investor relations section of the Company’s website for 90 days following the completion of the call.
Forward-Looking Statement
This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including, among other things, statements about our operations and financial performance. Examples of forward-looking statements include, but are not limited to, our projected total revenue, gross margin, operating expense, net loss and Adjusted EBITDA for the full year 2015, as well as our expectation to continue ramping Fuse sales, contributing to full year 2015 revenues of between $73 million and $76 million, and our anticipated expansion of our North American sales team by at least 20 reps by year end.

Forward-looking statements include all statements that are not historical facts. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Given these uncertainties, you should not place undue reliance on any forward-looking statements in this press release. Factors that could affect these statements include, but are not limited to, our ability to achieve or sustain profitability; general economic, market, or business conditions; the opportunities that may be presented to and pursued by the Company; conditions in the medical technology industry; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the ability to successfully commercialize our products, including Fuse®; competition from new or existing competitors; and other risks described from time to time in EndoChoice's filings with the Securities and Exchange Commission ("SEC") (including the prospectus filed by EndoChoice with the SEC on June 5, 2015). The discussion of these risks is specifically incorporated by reference into this press release.
Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. Except as required by law, we disclaim any obligation to update any forward-looking statements for any reason after the date of this press release.
Use of Non-GAAP Financial Measures
The Company has supplemented its GAAP net loss with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of EndoChoice, and provides an additional meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of the GAAP net loss to EBITDA and Adjusted EBITDA is provided in the schedule below.
There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with EndoChoice's consolidated financial statements prepared in accordance with GAAP and the reconciliation of the non-GAAP financial measure provided in the schedule below.
About EndoChoice:
Based near Atlanta, EndoChoice (NYSE: GI) is a medtech company focused on the manufacturing and commercialization of platform technologies including endoscopic imaging systems, devices and infection control products and pathology services for specialists treating a wide range of gastrointestinal conditions, including colon cancer. EndoChoice leverages its direct sales organization to serve more than 2,500 customers in the United States and works with distribution partners in 30 countries. The Company was founded in 2008 and has rapidly developed a broad and innovative product portfolio, which includes the Full Spectrum Endoscopy System (Fuse®). EndoChoice, Fuse, and Full Spectrum Endoscopy are registered trademarks of EndoChoice Holdings, Inc.

Company Contact:
David Gill, Chief Financial Officer
david.gill@endochoice.com
678-585-1040
Investor Contacts:
Nick Laudico or Zack Kubow
The Ruth Group
646-536-7030 / 7020
nlaudico@theruthgroup.com
zkubow@theruthgroup.com

EndoChoice Holdings, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

in thousands (except share and per share data)	December 31, 2014	June 30, 2015
Assets:
Current assets:
Cash and cash equivalents	$13,761	$118,459
Receivables, net	8,379	8,213
Inventories	13,637	12,376
Deferred tax assets	970	485
Prepaid expenses and other current assets	2,363	2,861
Total current assets	39,110	142,394
Property and equipment, net	9,668	8,283
Intangible assets, net	16,655	15,570
Goodwill	20,301	20,598
Deposits and other long-term assets	1,075	781
Total assets	$86,809	$187,626
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$5,127	$5,419
Accrued expenses and other current liabilities	8,328	10,407
Current portion of deferred rent	55	191
Deferred revenue	1,278	1,004
Total current liabilities	14,788	17,021
Long-term debt, net of discount	38,939	42,591
Deferred rent, less current portion	607	380
Deferred tax liabilities	4,147	3,941
Other long-term liabilities	2,089	1,035
Total liabilities	60,570	64,968
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share; 50,000,000 shares authorized; no shares issued and outstanding at December 31, 2014 and June 30, 2015	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized; 14,467,219 shares issued and outstanding at December 31, 2014; 24,728,740 shares issued and outstanding at June 30, 2015	14	25
Additional paid-in capital	125,404	255,512
Accumulated deficit	(97,165)	(131,921)
Accumulated other comprehensive loss	(2,014)	(958)
Total stockholders’ equity	26,239	122,658
Total liabilities and stockholders’ equity	$86,809	$187,626
See accompanying notes to condensed consolidated financial statements.

EndoChoice Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
in thousands (except share and per share data)	2014	2015	2014	2015
Revenues:
GI equipment and supplies	$12,017	$15,285	$22,925	$29,080
GI pathology services	3,064	3,357	6,003	6,310
Net revenues	15,081	18,642	28,928	35,390
Cost of revenues:
GI equipment and supplies	8,397	10,952	14,543	20,978
GI pathology services	1,393	1,157	2,700	2,300
Cost of revenues	9,790	12,109	17,243	23,278
Gross profit	5,291	6,533	11,685	12,112
Operating expenses:
Research and development	5,923	5,166	11,073	9,849
Sales and marketing	6,794	7,557	13,303	15,800
General and administrative	3,952	7,944	7,652	12,361
Amortization of intangible assets	1,188	690	2,361	1,377
Operating expenses	17,857	21,357	34,389	39,387
Operating loss	(12,566)	(14,824)	(22,704)	(27,275)
Other expense:
Other expense	(270)	(598)	(277)	(1,631)
Interest expense	(740)	(1,503)	(1,089)	(3,094)
Loss on early retirement of debt	—	(2,282)	—	(2,282)
Total other expense	(1,010)	(4,383)	(1,366)	(7,007)
Net loss before income taxes	(13,576)	(19,207)	(24,070)	(34,282)
Income tax expense	(132)	(280)	(516)	(479)
Net loss	(13,708)	(19,487)	(24,586)	(34,761)
Other comprehensive income (loss)	583	1,796	(23)	1,056
Comprehensive loss	$(13,125)	$(17,691)	$(24,609)	$(33,705)
Net loss per share attributable to common stockholders, basic and diluted	$(1.13)	$(1.01)	$(2.04)	$(2.01)
Weighted-average shares of common stock used to compute net loss per share attributable to common stockholders, basic and diluted	12,091,134	19,300,197	12,075,655	17,320,472
See accompanying notes to condensed consolidated financial statements.

EndoChoice Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
in thousands	2014	2015
Cash flows from operating activities:
Net loss	$(24,586)	$(34,761)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	4,281	4,027
Loss on disposal of fixed assets	—	227
Non-cash interest expense and discount amortization	71	475
Change in fair value of warrant liability	—	435
Provision for doubtful accounts	400	588
Unrealized foreign currency loss	322	952
Deferred taxes	445	176
Stock-based compensation	10	3,501
Loss on early retirement of debt	—	2,282
Loss on impairment of property and equipment	—	912
Changes in certain working capital components and other assets and liabilities:
Accounts receivable	(746)	(467)
Inventories	(830)	875
Prepaid expenses and other current assets	(735)	(432)
Other assets	(1,271)	299
Accounts payable, accrued expenses, and other liabilities	536	2,350
Net cash used in operations	(22,103)	(18,561)
Cash flows from investing activities:
Capital expenditures	(6,788)	(2,555)
Net cash used in investing activities	(6,788)	(2,555)
Cash flows from financing activities:
Borrowings on line of credit	11,100	—
Payments on line of credit	(13,571)	—
Proceeds from term loan	30,000	43,000
Principal payments on term loan	—	(40,000)
Prepayment and end of term fees for early retirement of debt	—	(2,306)
Payments for debt financing fees	(506)	(417)
Principal payments on capital leases	(39)	—
Proceeds from issuance of member units, net	141	31,000
Proceeds from issuance of common stock, net of issuance costs	—	94,460
Proceeds from option exercises	—	71
Net cash provided by financing activities	27,125	125,808
Effect of exchange rate changes on cash and cash equivalents	1	6
Net (decrease) increase in cash and cash equivalents	(1,765)	104,698
Cash and cash equivalents, beginning of period	8,040	13,761
Cash and cash equivalents, end of period	$6,275	$118,459
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest, net of capitalized interest	$1,018	$2,824
Income taxes	$—	$6
See accompanying notes to condensed consolidated financial statements.

EndoChoice Holdings, Inc.
Reconciliation of Net Loss to EBITDA and Adjusted EBITDA
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
in thousands
Net loss	$(13,708)	$(19,487)	$(24,586)	$(34,761)
Adjustments to net loss:
Interest expense	740	1,503	1,089	3,094
Income tax expense	132	280	516	479
Depreciation and amortization	2,376	1,926	4,281	4,027
EBITDA(1)	$(10,460)	$(15,778)	$(18,700)	$(27,161)
Stock-based compensation expense	5	3,496	10	3,501
Warrant liability mark-to-market adjustment	—	407	—	435
Loss on early debt retirement	—	2,282	—	2,282
Adjusted EBITDA(2)	$(10,455)	$(9,593)	$(18,690)	$(20,943)
(1) We define EBITDA as net loss plus interest expense, income tax expense, and depreciation and amortization.
(2) We define adjusted EBITDA as net loss plus interest expense, income tax expense, depreciation and amortization, stock-based compensation expense, warrant liability mark-to-market adjustments, and loss on early debt retirement.